Exhibit 5
June 24, 2010
American Oil & Gas Inc.
1050 17th Street, Suite 2400
Denver, Colorado 80265
     Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to American Oil & Gas Inc., a Nevada corporation (the “Corporation”), in connection with a Registration Statement (the “Registration Statement”) on Form S-3, as amended, filed by the Corporation under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to $250,000,000 of the following securities (the “Registered Securities”): (i) the Corporation’s unsecured senior debt securities, including debt securities convertible into Common Stock and Preferred Stock (the “Senior Debt Securities”); (ii) the Corporation’s unsecured subordinated debt securities, including debt securities convertible into Common Stock and Preferred Stock (the “Subordinated Debt Securities” and collectively with the Senior Debt Securities, the “Debt Securities”); (iii) shares of common stock, $0.001 par value per share (the “Common Stock”), of the Corporation; (iv) shares of preferred stock, $0.001 par value per share, including preferred stock convertible into Common Stock (the “Preferred Stock”), of the Corporation; (v) warrants to purchase any of the securities described in clauses (i) to (v) (collectively, the “Warrants”); (vi) the Corporation’s stock purchase contracts obligating holders to purchase Common Stock or Preferred Stock at a future date or dates and obligating the Corporation to sell to the holders a specified number of shares of Common Stock or Preferred Stock at a future date or dates (the “Stock Purchase Contracts”); and (vii) units, consisting of any combination of the Registered Securities (the “Units”).
     Each series of Senior Debt Securities will be issued pursuant to an indenture (as amended or supplemented from time to time, the “Senior Debt Indenture”) proposed to be entered into by the Corporation and a trustee (the “Senior Indenture Trustee”) relating to Senior Debt Securities in the form filed as an exhibit to the Registration Statement. Each series of Subordinated Debt Securities will be issued pursuant to an indenture (as amended or supplemented from time to time, the “Subordinated Debt Indenture”) to be entered into by the Corporation and a trustee (the “Subordinated Indenture Trustee”) relating to Subordinated Debt Securities in the form filed as an exhibit to the Registration Statement proposed. Each Depositary Share will be issued pursuant to a deposit agreement (the “Deposit Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference. Each Warrant will be issued pursuant to a warrant agreement (a “Warrant Agreement”) substantially in the applicable form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Each Stock Purchase Contract will be issued pursuant to a stock purchase contract agreement (the “Stock Purchase Contract Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Each Unit will be issued pursuant to a unit agreement (the “Unit Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference.
     We have examined such documents and records as we deemed appropriate, including the following:

American Oil & Gas Inc.
June 24, 2010

i.	The Corporation’s Articles of Incorporation, as amended.

ii.	The Corporation’s Bylaws, as amended.

iii.	Resolutions duly adopted by the Board of Directors of the Corporation authorizing the filing of the Registration Statement.

iv.	The Registration Statement and exhibits thereto.
     In the course of our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Corporation, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof on such parties.
     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
     1. When, as and if (a) the appropriate corporate action has been taken by the Corporation to authorize the form, terms, execution and delivery of any series of Senior Debt Securities; (b) the Senior Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement, the Senior Debt Indenture and such corporate action; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; and (d) the Senior Debt Securities have been authenticated by the Senior Indenture Trustee, then, upon the happening of such events, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.
     2. When, as and if (a) the appropriate corporate action has been taken by the Corporation to authorize the form, terms, execution and delivery of the Subordinated Debt Indenture and any supplemental indentures and the terms of any series of Subordinated Debt Securities; (b) the Subordinated Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement, the Subordinated Indenture and such corporate action; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; and (d) the Subordinated Debt Securities have been authenticated by the Subordinated Indenture Trustee, then, upon the happening of such events, the Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.
     3. When, as and if (a) appropriate corporate action has been taken to authorize the issuance of the Common Stock; (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (c) the Common Stock shall have been duly issued and delivered by the Corporation against payment therefor in accordance with such corporate action; (d) certificates or paperless certificates representing shares of the Common Stock have been duly executed by the duly authorized officers of the Corporation in accordance with applicable law, and (e) if the Common Stock is issued upon the conversion, exchange or exercise of Debt Securities, Preferred Stock, Warrants, Stock Purchase Contracts or Units, when such shares of Common Stock have been duly issued and delivered as contemplated by the terms of the applicable Indenture, Preferred Stock Designation, Warrant, Stock Purchase Contract or Unit, then, upon the happening of such events, such Common Stock

American Oil & Gas Inc.
June 24, 2010

will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).
     4. When, as and if (a) appropriate corporate action has been taken to authorize the issuance of the Preferred Stock, to fix the terms thereof and to authorize the execution and filing of articles supplementary relating thereto with the Nevada Secretary of State; (b) such articles supplementary shall have been executed by duly authorized officers of the Corporation and so filed by the Corporation, all in accordance with the laws of the State of Nevada; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (d) the Preferred Stock with terms so fixed shall have been duly issued and delivered by the Corporation against payment therefor in accordance with such corporate action; (e) certificates representing shares of the Preferred Stock have been duly executed by the duly authorized officers of the Corporation in accordance with applicable law, and (f) if the Preferred Stock is issued upon the conversion, exchange or exercise of Debt Securities, Preferred Stock, Warrants, Stock Purchase Contracts or Units, when such shares of Preferred Stock have been duly issued and delivered as contemplated by the terms of the applicable Indenture, Preferred Stock Designation, Warrant, Stock Purchase Contract or Unit, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).
     5. When, as and if (a) the appropriate corporate action has been taken by the Corporation to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants); (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; and (c) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Corporation against payment in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants will be validly issued and will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.
     6. When, as and if (a) the appropriate corporate action has been taken by the Corporation to authorize the form, terms, execution and delivery of the Stock Purchase Contract (including a form of certificate evidencing the Stock Purchase Contracts); (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; and (c) the Stock Purchase Contracts with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Corporation against payment in the manner provided for in the Stock Purchase Contract and such corporate action, then, upon the happening of such events, such Stock Purchase Contracts will be validly issued and will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.
     7. When, as and if (a) the appropriate corporate action has been taken by the Corporation to authorize the form, terms, execution and delivery of the Unit Agreement (including a form of certificate evidencing the Units); (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; and (c) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Corporation against payment in the manner provided for in the Unit Agreement and such corporate action, then, upon the happening of such events, such Units will be validly issued and will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.
     In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the applicable Registered Securities offered thereby and such Registered Securities will

American Oil & Gas Inc.
June 24, 2010

have been issued and sold in accordance with the terms of such Prospectus Supplement; (ii) a definitive purchase, underwriting, or similar agreement with respect to such Registered Securities will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iii) the applicable Registered Securities will have been duly authorized by all necessary corporate action by the Company, and if applicable, the Indenture, any applicable supplemental indenture thereto, and any other agreement pursuant to which such Registered Securities may be issued will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iv) the Company will remain duly organized, validly existing and in good standing under applicable state law; and (v) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock or Preferred Stock as is necessary to provide for the issuance of the shares of Common Stock or Preferred Stock pursuant to the Registration Statement.
     The opinions expressed herein are subject to limitations arising out of bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity. We express no opinion (i) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws or (ii) with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon. Our opinion expressed herein is also subject to the qualification that no term or provision shall be included in any Indenture, any Warrants or any Units or any other agreement or instrument pursuant to which any of the Registered Securities are to be issued that would affect the validity of such opinion. The Registered Securities may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws as in effect on the date hereof.
     We express no opinion as to the laws of any jurisdiction other than (i) the federal laws of the United States of America, including the rules and regulations underlying those laws, and applicable judicial and regulatory determinations interpreting those laws; (ii) the laws of the State of Nevada, including statutory provisions, applicable provisions of the Nevada Constitution and all applicable judicial and regulatory determinations interpreting those laws; and (iii) with respect to opinion paragraphs (1) and (2), the laws of the State of New York including applicable statutory provisions, applicable provisions of the New York Constitution, the rules and regulations underlying the provisions, and applicable judicial and regulatory determinations interpreting those laws. Our opinion is based on these laws as in effect on the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter and that might affect the opinions expressed herein.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus, including any prospectus supplement, included therein.

Very truly yours,
/s/ Patton Boggs LLP